Exhibit 99.1

Contacts:	Susan Lehman Rockpoint Public Relations +1 (510) 832-6006 susan@rockpointpr.com	Stephanie Tomei Manager, Public Relations +1 (408) 789-4234 stomei@accuray.com

Accuray Achieves Milestone of 150th CyberKnife System Installed Worldwide

With Installation of its Seventh System, HCA Expands CyberKnife Treatments

into the United Kingdom

SUNNYVALE, Calif., December 8, 2008 – Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today that 150 CyberKnife® Robotic Radiosurgery Systems now have been installed worldwide. This milestone was achieved when Hospital Corporation of America (HCA), a leading healthcare services company, installed a CyberKnife System in collaboration with consultant clinician partners at The Harley Street Clinic in London. HCA’s addition of this CyberKnife System marks the installation of its seventh system companywide, including its first outside the United States.

“The combination of the CyberKnife Systems’ robotic mobility and integrated imaging system provides us with a powerful tool for treating tumors with a precision that wasn’t possible before,” said Nick Plowman, M.D., oncologist and clinical director of The CyberKnife Centre London. “The CyberKnife System not only improves the accuracy with which we can target tumors, but provides the patient with a pain-free experience that minimizes side effects and shortens treatment time.”

Availability of the CyberKnife System has grown dramatically, increasing by 50 percent since May 2007 when the company announced that the 100th CyberKnife System was installed at Centre Oscar Lambret in Lille, France. Additionally, patient demand for CyberKnife radiosurgery is on the rise with the number of patients treated increasing more than 34 percent during fiscal year 2008. Prostate and lung radiosurgery seem to be driving the demand, having grown approximately 95 percent and 44 percent respectively during the last fiscal year.

“The rapid growth in deployments of the CyberKnife System around the world is a testament to the promise of robotic radiosurgery for the treatment of a wide variety of tumors,” said Euan S. Thomson, Ph.D., president and CEO of Accuray. “The accuracy and non-invasive nature of CyberKnife radiosurgery gives patients a more convenient and less intrusive option for the treatment of tumors anywhere in the body.”

Currently, HCA has installed CyberKnife Systems in six facilities, including CyberKnife Center of North Florida Radiation Oncology in Gainesville, Fla.; CyberKnife Cancer Center at Memorial Hospital in Jacksonville, Fla.; St. Lucie Medical CyberKnife Treatment Center in Port St. Lucie, Fla.; Central Florida Regional Hospital in Sanford, Fla.; Menorah Medical Center in Overland Park, Kan.; and Methodist CyberKnife Center in San Antonio, Texas.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 50,000 patients worldwide and currently more than 150 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, including statements relating to commercialization of products, clinical studies, and regulatory review and approval are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: market acceptance of products; competing products, the combination of our products with complementary technology; and other risks detailed from time to time by our quarterly reports on Form 10-Q, our Form 12b-25 dated November 7, 2008, our Form 8-K dated November 20, 2008, and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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